UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2003

GEOCOM RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-62482
(Commission File Number)

98-0349734
(IRS Employer Identification No.)

Suite 413 - 114 West Magnolia Street, Bellingham, Washington 98225
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (360) 392-2898

Item 9. Regulation FD Disclosure.

On May 20, 2003, we announced that we have entered into a formal agreement with TNR Resources Ltd. ("TNR") to earn a 75% interest in TNR's option to earn a 70% interest in BHP Minerals International Exploration Inc.'s (BHPB) Iliamna Project in Alaska. Upon accomplishing its earn-in obligations, the Corporation will hold a net 52.5% interest in the project. To earn its interest, the Corporation must expend US$500,000 prior to September 26, 2004. The interest earned is subject to a back-in right held by BHPB to reacquire a 70% interest in the project with obligation to fund the project through a formal feasibility study. BHPB can earn an additional 10% interest by agreeing to arrange the financing necessary to bring the project into commercial production.

Item 7. Exhibits.

10.1 - Formal Agreement with TNR Resources Ltd. to earn majority interest in Iliamna Project.

99.1 - Press release announcing Formal Agreement with TNR Resources Ltd. in respect of Iliamna Project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES INC.

/s/ Andrew Stewart

__________________________________
Andrew Stewart, Secretary and Director

Date: May 20, 2003.